Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
          We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated November 18, 2009 relating to the financial statements, and the effectiveness of internal control over financial reporting, which appears in Brooks Automation, Inc.’s Annual Report on Form 10-K for the year ended September 30, 2009. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
June 18, 2010